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EXHIBIT 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors

Air-Q Wi-Fi Corporation (Formerly Covenant Financial Corporation)

We hereby consent to the use in this Registration Statement of our report dated February 12, 2004, except note 8 which is dated March 3, 2004 relating to the financial statements of Air Q Wi-Fi Corporation., and to the reference to our Firm under the caption "Experts" in this Registration Statement.

/s/Malone & Bailey, PLLC

Houston, Texas

March 26, 2004